Exhibit 99.1

FingerMotion Sets Out New Management’s Strategic Plan with BlueFlare Energy Solutions for AI Focused Modular Data Center Expansion

FingerMotion believes that its BlueFlare alliance positions the Company to become a successful owner-operator of rapidly deployable, behind-the-meter data center capacity serving enterprise compute customers in Canada and the United States

New management’s first executed step towards this new business model was its August 17th acquisition of 9.9% of Lyken.AI.

West Palm Beach, FL — August 27, 2026 (GLOBE NEWSWIRE) - FingerMotion, Inc. (Nasdaq: FNGR) (“FingerMotion” or the “Company”) today is providing investors with the strategic plan developed by new management with BlueFlare Energy Solutions Inc. (“BlueFlare”) for behind-the-meter (“BTM”) artificial intelligence (“AI”) and high-performance computing (“HPC”) infrastructure in North America.

The Company believes its new business model provides the strongest prospect of success by leveraging BlueFlare’s existing operating platform (site origination, on-site natural gas power generation, modular construction, load management and field operations), rather than building those capabilities from scratch. The Company also plans to continue its existing mobile payment, recharge and data-analytics operations in China while this infrastructure business is built.

On June 9, 2026, FingerMotion announced that it had entered into a memorandum of understanding with BlueFlare regarding its BTM AI compute infrastructure across Western Canada. Under that contemplated framework, BlueFlare would act as FingerMotion’s primary development partner across Alberta, British Columbia and Saskatchewan for the origination, design, engineering, construction and ongoing support of HPC inference sites integrated with co-located bitcoin mining on a behind-the-meter basis.

“Access to power has become one of the principal constraints on the development of new data center capacity. Our strategy is designed around that reality. By locating modular compute infrastructure behind the meter, where power is generated at or near the site, we believe we can exert greater control over energy availability, deployment schedules and operating economics.”

— Jolie Kahn, Chief Executive Officer, FingerMotion

First step under new management: the Lyken.AI investment

On August 4, 2026, the Company announced the appointment of a new chief executive officer. The new management team has since set the Company’s direction as an owner and operator of enterprise AI compute capacity in North America, alongside the existing mobile data and telecommunications business.

The first executed step of that plan closed on August 17, 2026 when FingerMotion completed the acquisition of a 9.9% equity interest in Lyken AI Computing Inc., operating as Lyken.AI, from Alset AI Ventures Inc. Consideration was 1,674,480 restricted common shares of FingerMotion. No cash was paid at closing. Alset AI retains a 90.1% controlling interest in Lyken. The Company has disclosed that it may increase its position in the future, subject to the conditions in the definitive agreements.

Lyken provides outsourced cloud-compute capacity and an integrated enterprise offering across compute, storage, networking and deployment support — the customer-facing layer that sits between retail colocation and the hyperscalers. This is the same underserved mid-market buyer this plan is written to serve. The investment is therefore not an adjacent financial stake. It is the first step in the execution of the plan: a position in a platform that already originates enterprise inference demand, while BlueFlare originates the behind-the-meter sites and power that can serve that demand.

In an August 25, 2026 press release, the Company noted that Lyken had entered a non-binding memorandum of understanding dated August 24, 2026 with Swarmnet Solutions Pte. Ltd. covering an indicative framework for a 128-node NVIDIA B300 cluster and related token-optimization services. That MOU is Lyken’s, not FingerMotion’s; it remains non-binding and subject to funding and definitive agreements. It is cited here only because it is already public and because it is consistent with the pipeline the Company referenced when the Lyken investment closed.

The vision

FingerMotion has begun its transformation to strive to become a well positioned owner-operator of behind-the-meter powered, rapidly deployable data center capacity serving enterprise compute customers throughout North America — beginning in Canada and extending into the United States.

The customer the Company intends to serve is not the hyperscaler booking hundreds of megawatts for 2030. It is the enterprise buyer that needs tens of megawatts, wants the workload to remain in a specific country with a traceable chain of custody, and needs capacity in the near future rather than at the end of a multi-year interconnection queue. Banks, insurers, health systems, governments and industrial firms building their own models are prime potential customers because larger hyperscaler data centers require massive commitments that most of FingerMotions potential customers just cannot use.

The first sites the Company is evaluating under the BlueFlare framework are modular and intentionally measured in the low- to mid-single-digit megawatts. This model is designed to stack: a 1–2 MW first increment, then 10 MW, then 20 MW, as offtake proves out and project capital attaches to each increment. Fixed-scale larger campus hyperscaler projects cannot serve that type of demand, whereas the modular BTM off-grid capacity we are planning to build should be easily able to do so.

The Company sees the Lyken and BlueFlare partnerships as complimentary parts of the same plan. Lyken is the path to contracted enterprise workloads and managed services, whereas BlueFlare is the foundation to power that does not wait on a grid waiting list. New management’s plan is to put these two capabilities together, rather than to build either one from a standing start.

“Many enterprises do not require hundreds of megawatts of capacity. They may need an initial deployment that can be brought online quickly, located in a specific jurisdiction and expanded as their workloads develop. Our objective is to match infrastructure deployment more closely with contracted customer demand.”

— Jolie Kahn, Chief Executive Officer, FingerMotion

Why this market exists now

Demand for compute is not the scarce variable. Power that can be delivered on a customer’s schedule is.

In Canada, four provinces reached that conclusion independently in a single year. Alberta received requests to connect roughly 19,565 megawatts of new data center load, allowed 1,200 megawatts, and under the Data Centre Regulation in force since June 2026 now directs its system operator to prioritize projects that pair demand with dedicated new generation1. British Columbia replaced its data-center interconnection queue with a competitive auction, capped and oversubscribed2. Ontario has restricted large-load connections pending unresolved rules. Saskatchewan allocated surplus to Bell’s Regina AI facility — and Bell still built on-site gas generation with a dedicated SaskEnergy pipeline. When the best-positioned grid customer in the province generates its own power, that is a verdict on the grid, not a hedge.

The United States took the opposite approach — queues left open — and arrived at the same wall. ERCOT’s large-load queue is on the order of 238 gigawatts, the majority data centers, with a request-to-operating conversion in the low single digits.3 PJM wait times run far past federal interconnection targets, and a large share of queued projects in key data-center markets may never energize.4

Canada rationed by rule. The United States rationed by queue. In both cases a connection request and actual electricity are different things. Any plan that depends on drawing power from a North American grid now depends on a process the operator does not control and, in several jurisdictions, cannot enter.

The plan: behind-the-meter, gas-fired, modular, project-financed

Behind-the-meter infrastructure generates electricity at or near the facility rather than depending primarily on electricity delivered through the public transmission grid. FingerMotion believes this model may provide several potential advantages, including:

●	greater control over the timing and availability of power

●	reduced dependence on congested utility interconnection queues

●	the ability to deploy standardized infrastructure in modular increments

●	closer alignment between capital investment and contracted customer demand

●	reduced exposure to broader grid-capacity and ratepayer constraints

●	no impact on local consumer electricity prices; and

●	Canadian operations, with their far north latitudes, should require less cooling that those in hotter climates, and thus less water consumption

Behind the meter. Electricity is generated on site for the facility and does not pass through the public grid or a utility meter. That removes the queue, the auction and, in Alberta, places the project on the path the regulation now prefers. It also removes the political risk of competing with households for ratepayer supply.

Natural gas. The fuel is dispatchable. Western Canada has abundant, inexpensive supply, including gas that would otherwise be wasted in a process called flaring. An inference or training customer cannot accept curtailment. Intermittent generation without firming does not serve this load. The Company may also evaluate complementary generation and emissions-reduction technologies where commercially and operationally appropriate.

1 19,565 MW of new data-centre load on the AESO large-load connection list (as of July 30, 2026). Alberta filed the Data Centre Regulation on 9 June 2026. It requires AESO to prioritize “tethered” / bring-your-own-generation projects that pair demand with dedicated new, expanded, or underutilized generation.

2 Industrial Electricity Allocation Framework - Province of British Columbia

3 ERCOT interconnection queue — Tracker

4 Carbon Direct releases new analysis of power grid interconnection queues in PJM and ERCOT | Carbon Direct

Modular. When the constraint is time-to-energization, a design that ships in quarters and scales in increments beats a cheaper-per-megawatt campus that arrives in 2031. Modularity also matches how enterprise demand actually appears: 10 MW, then 20, then 40, each increment needed quickly.

Project-level capital. This infrastructure is not funded from the corporate balance sheet, and the Company does not intend to try. Capital is raised against individual assets, secured by those assets and by contracted revenue from the customers they serve, so that a defined increment of capacity with an offtake is a financeable object and a speculative campus is not a company-level problem. The availability, terms and timing of any project financing will depend on site readiness, customer commitments, credit conditions and lender interest. Specific financings will be disclosed in filings when and as required.

Why BlueFlare makes the plan executable

A vision is not a plan unless someone can originate land and gas, permit the site, generate the power, install the compute, balance the load and keep the facility running. FingerMotion selected BlueFlare against three criteria disclosed on June 4: demonstrated operating experience with natural gas-powered generation in Western Canada; the stated capability to deploy modular HPC infrastructure on accelerated timelines; and a proprietary approach to intelligent load management. The collaboration is built around BlueFlare’s “From Wellhead to Workload” platform and its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology. The plan depends on those capabilities remaining inside the partnership rather than being assembled from scratch.

Site origination on gas, not on the queue. BlueFlare originates, qualifies and structures land, gas and interconnection rights for BTM sites in the three-province territory. Sites under evaluation include existing gas-powered locations that can be redesigned as inference facilities, rather than greenfield requests sitting in a utility queue.

Full project lifecycle. The contemplated framework covers development management, design and engineering, EPC or EPCM construction, commissioning, and ongoing operations and maintenance — energy, gas conditioning and HPC white space. FingerMotion is not required to stand up a Western Canadian construction and operations organization before the first kilowatt is sold.

BALA load management. BlueFlare’s load-following platform routes available power in real time between AI inference and co-located bitcoin mining. Inference is the primary value driver. Mining keeps generated power productive when inference does not call on full capacity and supports continuity of gas offtake. That is how a small first site stays economically alive while the enterprise sales cycle runs.

Time-to-energization architecture. On-site generation, battery storage and BlueFlare’s wireless connectivity approach are intended to take grid interconnection and fiber build-out off the critical path — the two delays that define conventional data-center schedules.

From Wellhead to Workload. BlueFlare’s stated platform is the conversion of Western Canadian gas, including otherwise-flared volumes, into productive compute. That is the same conversion the regulation in Alberta now rewards. Alignment between partner capability and provincial policy is not incidental to the plan. It is the plan’s operating environment.

“Our collaboration with BlueFlare gives FingerMotion a development platform through which to pursue this strategy in Western Canada. BlueFlare brings relevant experience in natural gas-powered generation, modular compute deployment and intelligent load management. We believe that combination strengthens our ability to evaluate and advance suitable opportunities while maintaining a disciplined approach to capital deployment.”

— Jolie Kahn, Chief Executive Officer, FingerMotion

Comfort that the plan can be achieved does not come from a forecast. It comes from two already-announced facts. On the demand side, new management has closed a 9.9% interest in Lyken, a platform already pursuing enterprise inference customers. On the supply side, the scarce physical skills — BTM gas generation, modular site delivery and adaptive load control in this geography — already exist inside BlueFlare.

How investors can measure progress

The four categories below are a way for investors to measure our progress. They occur roughly in this order, and investors should weigh later categories more heavily than earlier ones. We plan to focus on setting up sites with power, while also securing customers.

Milestone	What “done” looks like	Where the public record stands today
1. Site control	Land rights and a viable permitting path to build	Not yet announced. Several sites are in various stages of advanced discussion. No signed Commercial Term Sheet.
2. Power	Generation, fuel supply or interconnection that actually delivers electricity	Not yet announced. Sites under consideration have, or are being structured around, on-site generation; redevelopment would add generation and storage. Not a grid-queue project.
3. Customers	Signed enterprise offtake for capacity	No FingerMotion offtake announced. The 9.9% Lyken stake closed August 17 as the demand-side first step. The Lyken/Swarmnet MOU (August 24) is non-binding and is Lyken’s, not the Company’s.
4. Capital	Project financing closed against the asset and the contract	Not yet announced. Structure intended to be asset-level, not corporate-balance-sheet.

“We recognize that shareholders should be able to evaluate this strategy based on tangible progress. We intend to communicate meaningful milestones as they occur. Our focus will be on establishing the elements required to turn an infrastructure concept into an operating, customer-supported asset.”

— Chris Polimeni, Chief Financial Officer, FingerMotion

Existing operations to continue

FingerMotion intends to build its infrastructure business alongside its existing mobile payment, recharge and data-analytics operations in China. Those operations will continue to be managed as the Company develops the personnel, partnerships, technical capabilities and financing structures required for the North American infrastructure strategy. Management will continue to evaluate the allocation of resources between the two businesses with the objective of enhancing long-term value for all shareholders.

Key risks and potential challenges

Gas exposure. The model depends on natural gas remaining cheap and available where the Company builds. A sustained increase in input cost would compress the economics.

Construction and permitting. “Rapidly deployable” is a design characteristic, not a guarantee. Permitting, equipment lead times, gas-supply studies and local opposition move timelines.

The market is still forming. The enterprise compute buyer is real and early. Sales cycles are long. A small number of contracts will represent a large share of early revenue.

Capital availability. Project financing depends on credit conditions and lender appetite for this asset class. Neither is within the Company’s control.

Execution and partner dependence. This is a different business from the one FingerMotion has operated historically. The plan leverages BlueFlare so that those capabilities do not have to be built internally first. That concentration is also a risk: delay, disagreement, or a failure to reach definitive agreements on the MOU or any site would slow or stop the plan.

Policy. The regulatory environment that created this opportunity can change. Closed grids can reopen; open ones can close.

No signed project contracts yet. Until a Commercial Term Sheet and definitive agreements exist, the first site — and every site after it — remains a discussion, not an asset.

What this announcement is not

This release does not announce a new site, a new capacity figure, a new FingerMotion offtake, or a financing. It does not convert any of the BlueFlare discussions into a Commercial Term Sheet, and it does not convert the August 24 Lyken-Swarmnet MOU into a Company contract. The Lyken investment closed on August 17; everything else cited above remains as previously disclosed. Investors should rely on the Company’s SEC filings and contemporaneous press releases for transactions and should not infer that an undiscussed asset or contract exists.

What this release does provide is management’s vision and the strategy developed with its strategic partner, BlueFlare; the reason that strategy exists; the capabilities the Company is relying on to execute it; and the four milestones by which investors can judge whether it is working.

In closing

FingerMotion is positioning itself to solve the power generation challenges of data centers, by creating electricity from gas that is already being flared (as a primary although not exclusive source of power) and thus wasted while also delivering capacity to the market in modular increments, while planning to finance each project individually, which should minimize dilution to shareholders.

With BlueFlare as its partner in power, site location, design, engineering, and construction and Lyken as our first executed step on the demand side, we plan to become a major niche player in this rapidly growing new industry.

About FingerMotion, Inc.

FingerMotion, Inc. (Nasdaq: FNGR) is a technology company serving a growing base of users across the mobile payment, recharge and data-analytics markets in the People’s Republic of China. The Company continues to develop new tools and services for those users, with the long-term objective of expanding that base organically into a large and highly engaged community. The Company is extending that strategy into the enterprise AI and cloud compute market through its equity position in Lyken AI Computing Inc. and through its contemplated collaboration with BlueFlare. Under the terms of the Lyken transaction, the Company may increase that position over time, subject to the conditions set out in the definitive agreements.

For more information, visit www.fingermotion.com.

About BlueFlare Energy Solutions Inc.

BlueFlare Energy Solutions Inc. is an Alberta-incorporated integrated developer, engineer and constructor of behind-the-meter energy and compute infrastructure in Western Canada, operating under its “From Wellhead to Workload” platform and its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology. BlueFlare originates, designs, constructs and supports digital-load infrastructure that co-locates high-performance compute inference capacity with legacy and continuing bitcoin mining loads used as a load-balancing and gas-continuity mechanism. BlueFlare is part of the BlueFlare Group Holdings Inc. corporate group.

Company Contact

FingerMotion, Inc.

Investor Relations | ir@fingermotion.com | www.fingermotion.com

Forward-Looking Statements

Except for statements of historical fact, the information in this communication constitutes “forward-looking statements” within the meaning of applicable U.S. securities laws. Forward-looking statements include, without limitation, statements regarding the Company’s intention to become an owner and operator of behind-the-meter data center capacity; planned expansion in Canada and the United States; the Lyken investment and any increase in that position; the collaboration with BlueFlare; expected market conditions for power and compute; the anticipated benefits of behind-the-meter power, natural gas generation and modular deployment; project-level financing; development timelines; customer demand; partner capabilities; continuation of existing operations; and future disclosures. Forward-looking statements are based on current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially. Factors that could cause differences include, without limitation: the Company’s limited experience developing and operating power-generating and data center infrastructure; the ability to negotiate and execute the contemplated MOU, Commercial Term Sheets and definitive agreements; dependence on BlueFlare, Lyken and other third parties; availability and cost of natural gas and generation equipment; permitting, construction and operational delays; the ability to obtain project-level capital on acceptable terms; customer contracting and concentration; changes in energy, data-center and securities regulation in Canada and the United States; commodity-price movements; technological obsolescence; competition; execution risk associated with entering a new line of business; and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, available at www.sec.gov. Readers should not place undue reliance on forward-looking statements, which speak only as of the date of this communication. The Company assumes no obligation to update or supplement forward-looking statements except as required by law. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.